UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.

On January 31, 2013, the Consent Order issued to The Home Savings and Loan Company of Youngstown, Ohio (Home Savings), a wholly-owned subsidiary of United Community Financial Corp. (UCFC), by the Federal Deposit Insurance Corporation (FDIC) and State of Ohio, Division of Financial Institutions (Ohio Division) on March 30, 2012 was terminated. The terms and conditions of the terminated Consent Order are incorporated herein by reference to the Form 8-K filed by UCFC on April 4, 2012.

Section 8 – Other Events

Item 8.01	Other Events.

On January 31, 2013, Home Savings entered into a memorandum of understanding with the FDIC and Ohio Division that requires Home Savings to submit certain plans and reports to the FDIC and the Ohio Division, to seek the FDIC’s and Ohio Division’s prior consent before issuing any dividends to UCFC, and to maintain its Tier 1 Leverage Capital Ratio at 8.50% and its Total Risk Based Capital Ratio at 12.0%. Immediately following the execution of this understanding, the FDIC and Ohio Division terminated the Consent Order (see Item 1.02 above).

On February 5, 2013, UCFC issued a press release, a copy of which is attached as Exhibit 99 and is incorporated herein by reference, to announce the termination of the Consent Order and the execution of the memorandum of understanding with the FDIC and the Ohio Division.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99	Press release dated February 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: February 5, 2013